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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1034

     Date of Report (Date of earliest event reported): November 29, 2001



                        Newport News Shipbuilding Inc.
            (Exact Name of Registrant as Specified in its Charter)


Delaware                        0-12385                      74-1541566
(State or Other            (Commission File                 (IRS Employer
Jurisdiction of                 Number)                     Identification
Incorporation)                                                  Number)


                4101 Washington Avenue, Newport News, VA 23607
                    (Address of Principal Executive Office)

                                (757) 380-2000
             (Registrant's telephone number, including area code)

                                Not Applicable

         (Former name or former address, if changed since last report)


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Item 1.    Changes in Control of Registrant

On November 30, 2001, Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), announced that it and its wholly owned subsidiary Purchaser Corp. I, a Delaware corporation ("Purchaser"), had consummated its tender offer (the "Northrop Grumman Offer") to purchase all of the outstanding shares of the Newport News Shipbuilding Inc., a Delaware corporation (the "Company"), common stock, par value $0.01 per share ("Shares"). The Northrop Grumman Offer expired at midnight E.S.T. on November 29, 2001, and all Shares validly tendered have been accepted for exchange. Northrop Grumman announced that a total of approximately 26,469,213 Shares were tendered in the Northrop Grumman Offer, representing approximately 81.4% of the outstanding Shares. In the Northrop Grumman Offer, stockholders of the Company will receive cash and/or Northrop Grumman common stock, subject, in each case, to certain election and proration procedures and limitations, designed to provide a value of $67.50 in exchange for each Share validly tendered in the Northrop Grumman Offer.

Pursuant to an Agreement and Plan of Merger (the "Northrop Grumman Merger Agreement") dated as of November 7, 2001, by and among the Company, Northrop Grumman and Purchaser, Northrop Grumman is entitled to designate directors to be elected to the Board of Directors of the Company so that the number of Northrop Grumman-designated directors shall equal the percentage of outstanding Shares held by Northrop Grumman, subject to certain limitations. As such, six of the Company's directors resigned upon consummation of the Northrop Grumman Offer and three individuals designated by Northrop Grumman were elected, bringing the total number of directors on the Company's Board of Directors to five.

Pursuant to the Northrop Grumman Merger Agreement, the Company will be merged with and into Purchaser (the "Northrop Grumman Merger") and Purchaser will continue as the surviving corporation and as a wholly owned subsidiary of Northrop Grumman. It is expected that the Northrop Grumman Merger will be completed during the first quarter of 2002. Concurrent with the Northrop Grumman Merger, Purchaser will change its name to Newport News Shipbuilding Inc. In the Northrop Grumman Merger, stockholders of the Company, whose Shares have not been tendered and accepted for exchange in the Northrop Grumman Offer, will have the right to make the same elections for exchange of their Shares as in the Northrop Grumman Offer, subject to the limitations and proration procedures in the Northrop Grumman Offer.


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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Newport News Shipbuilding Inc.

                                 By:  /s/ Stephen B. Clarkson
                                     --------------------------------
                                      Name:  Stephen B. Clarkson
                                      Title: Vice President


November 30, 2001


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